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                                                                    EXHIBIT-99.1
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                    HEARTLAND WIRELESS COMMUNICATIONS, INC.
                          903 NORTH BOWSER, SUITE 140
                            RICHARDSON, TEXAS 75081

    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON          , 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned stockholder of HEARTLAND WIRELESS COMMUNICATIONS, INC. ("Heartland"), a Delaware corporation, hereby revokes all prior proxies given with respect to the matters covered hereunder, acknowledges receipt of the Notice of Special Meeting of Stockholders and Joint proxy Statement/Prospectus,
each dated          , 1996, and hereby appoints          and          , and both
of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at
the Special Meeting of Stockholders of HEARTLAND to be held on          , 1996,
at    a.m., local time, at          ,          ,          , Texas          , and
at any adjournments or postponements thereof, and to vote all shares of Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF EACH OF THE TRANSACTIONS AND THE ISSUANCE OF UP TO 10,721,302 SHARES OF HEARTLAND COMMON STOCK IN CONNECTION THEREWITH AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Proposal to approve and adopt the following agreements and all of the transactions contemplated thereby including the issuance of up to an aggregate of 10,721,302 shares of Heartland common stock, par value $.001 per share, in connection therewith:

 A. The Amended and Restated Agreement and Plan of Merger, dated as of September 11, 1995 by and among American Wireless Systems, Inc., ("AWS") Heartland and Heartland Merger Sub, Inc., a wholly owned subsidiary of Heartland ("AWS Merger Sub"), a copy of which is included in the accompanying Joint Proxy Statement/Prospectus as Appendix C, pursuant to which AWS Merger Sub will be merged with and into AWS and AWS will become a wholly owned subsidiary of Heartland.

 B. The Second Amended and Restated Asset Purchase Agreement dated as of October 4, 1995 by and among Fort Worth Wireless Cable T.V. Associates ("FTW Partnership") and Heartland, a copy of which is included in the accompanying Joint Proxy Statement/Prospectus as Appendix H, pursuant to which Heartland proposes to acquire substantially all of the assets of the FTW Partnership.

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  C. The Second Amended and Restated Asset Purchase Agreement dated as of
     October 4, 1995 by and among Wireless Cable TV Associates #38 ("Minneapolis Partnership") and Heartland, a copy of which is included in the accompanying Joint Proxy Statement/Prospectus as Appendix N, pursuant to which Heartland proposes to acquire substantially all of the assets of the Minneapolis Partnership.

  D. The Amended and Restated Agreement and Plan of Merger, dated as of September 11, 1995 by and among CableMaxx, Inc. ("CMAX"), Heartland and Heartland Merger Sub 2, Inc., a wholly owned subsidiary of Heartland ("CMAX Merger Sub"), a copy of which is included in the accompanying Joint Proxy Statement/Prospectus as Appendix R, pursuant to which CMAX Merger Sub will be merged with and into CMAX and CMAX will become a wholly owned subsidiary of Heartland.

  E. The Second Amended and Restated Asset Purchase Agreement, dated as of October 19, 1995 by and among Three Sixty Corp ("TSC") and Heartland, a copy of which is included in the accompanying joint Proxy
     Statement/Prospectus as Appendix U, pursuant to which Heartland proposes to acquire substantially all of the assets of TSC.

       / / FOR                  / / AGAINST                  / / ABSTAIN

2. To vote or otherwise represent the shares on any and all other business which may properly come before the meeting or any adjournments or postponements thereof, according to their discretion.

       / / FOR                  / / AGAINST                  / / ABSTAIN

   Please execute this proxy as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE.
                                                DATED:
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                                                           Signature

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                                                   Signature If Held Jointly

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